Exhibit 10.25

                                  CONFIDENTIAL

                DRAFT - SUBJECT TO COMMITMENT COMMITTEE APPROVAL

November 27, 2002

Mr. Charles Cardona
Adzone Research, Inc.
4062-80 Grummen Blvd.
Suite 201
Calverton, NY  11933

Dear Mr. Cardona:

This financial advisory and investment banking agreement (the "Agreement") is made and entered into as of the date above (the "Effective Date"), by and between Spartan Securities Group, Ltd., a Florida Limited Partnership ("Spartan") and Adzone Research, Inc., a Delaware corporation, and its subsidiaries, affiliates, portfolio companies and/or investments (collectively hereinafter the "Company"), for the purpose of defining and acknowledging the terms of this Agreement.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exclusivity. The Company hereby engages Spartan on an exclusive basis for the term specified in Paragraph 2 hereof to render services to the Company as its corporate finance consultant, financial advisor and investment banker upon the terms and conditions set forth herein.

2. Term and Termination. This Agreement shall be effective for a period of one year (the "Initial Term"), renewable for an additional year, commencing upon the Effective Date of this Agreement and may be extended as the parties shall mutually agree in writing (the "Term"), subject to the establishment of arrangements for additional compensation and other appropriate terms for such extension. Beginning 60 days after the Effective Date of this Agreement, either party may terminate Spartan's engagement hereunder at any time by giving the other party at least 30 days prior written notice, subject to the provisions of Paragraph 4 through 18, all of which shall survive any termination of this Agreement, except the monthly retainer.

3. Services to be Provided. During the Term of this Agreement, Spartan shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Spartan shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of Spartan advice is not readily quantifiable, and that Spartan shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. Spartan's duties may include, but will not necessarily be limited to, providing recommendations and assisting in the following:

     (a) Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of investment banking firms;

     (b)  Rendering advice with regard to internal operations, including:
          i.   the formation of corporate goals and their implementation;
          ii.  the   Company's   financial   structure   and  its  divisions  or
               subsidiaries;
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          iii. securing,   when  and  if  necessary  and  possible,   additional
               financing through banks and/or insurance companies; and
          iv.  corporate organization and personnel; and

     (c) Rendering advice with regard to any of the following corporate finance matters:
          i.   changes in the capitalization of the Company;
          ii.  changes in the Company's corporate structure;
          iii. redistribution of shareholdings of the Company's stock;
          iv.  sales of securities in private transactions;
          v.   alternative uses of corporate assets; and
          vi.  structure and use of debt; and

     (d) Rendering advice or assistance with regard to any of the following merger or acquisition activities:
          i.   the acquisition and/or merger of or with other companies;
          ii.  divestiture or any other similar transaction; and
          iii. the sale of the Company itself (or any significant percentage, assets, subsidiaries or affiliates thereof); and

     (e) Rendering advice and/or assistance with regard to any of the following capital raising activities:
          i. bank financing or any other financing from financial institutions or individuals (including but not limited to revolving credit facilities, lines of credit, term loans, rediscounted credit facilities, senior and junior loans, whether collateralized or unsecured, etc.);
          ii. act as Placement Agent for any private offering of the Company's securities; and
          iii. act as underwriter in any public offering of the Company's securities.

4. COMPENSATION. In consideration for the services rendered by Spartan to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 7 hereof), the Company shall compensate Spartan as follows:

     (a)  INITIAL   RETAINER.   The   Company   shall  pay  Spartan  an  initial
          non-refundable retainer in the amount of 300,000 common shares of stock upon execution of this Agreement.

     (b) MONTHLY RETAINER. Upon completion of a financing not less than $350,000.00, the Company shall pay Spartan a monthly consulting fee of two thousand five hundred dollars ($2,500.00) per month during the term of this Agreement moving up to ($3000.00) per month upon funding of not less than $500,000.00, the first payment of which shall be due on the first day of the month immediately following the completion of a financing not less than $350,000.00.

     (c) MERGER AND ACQUISITION TRANSACTIONS. If any Transaction (as hereinafter defined) is consummated during the Term of this Agreement with any parties, whether introduced or contacted by the Company or Spartan during the Term, the Company shall pay at the closing of or as received on each such Transaction a cash fee equal to the sum of:
          i.   five  percent  (5%) of the  first  five  million  dollars  of the
               Aggregate   Consideration   (as  herein   after   defined)  of  a
               Transaction,
          ii. four percent (4%) of the second five million dollars of the Aggregate Consideration of a Transaction,

          iii. three percent (3%) of the third five million dollars of the Aggregate Consideration of a Transaction, and
          iv. two percent (2%) of the Aggregate Consideration over fifteen million dollars.

          Aggregate Consideration is defined and computed as follows:

          i. The total sale proceeds and other consideration received (which shall be deemed to include amounts paid into escrow) by the Company and/or its shareholders or by a target and/or its shareholders upon the consummation of the Transaction (including payments made in installments), inclusive of cash, securities, notes, consulting agreements and agreements not to compete, plus the total value of liabilities assumed.

          ii. If the Aggregate Consideration for the Transaction consists in whole or in part of securities, for the purposes of calculating the amount of Aggregate Consideration, the value of such securities will be the value thereof on the day preceding the consummation of the Transaction as the Company and Spartan agree; provided, however, that in the case of securities for which there is a public trading market, the value will be determined by the average last sales price for such securities for the last twenty
               (20) days prior to such consummation as determined by Spartan and communicated by Spartan to the Company. If there is no public trading market for such securities but securities have been sold in a private placement within the past 24 months, the fair market value shall be based upon the gross sales price in the last such private placement. For other property received or receivable as a part of the Aggregate Consideration and the parties are unable to agree, then each of Spartan and the Company will select an investment banking firm respected in the merger and acquisition field to determine a value and the midpoint between the two values established by the two independent experts will be the fair market value for the purpose hereof.

          For the purposes of this Agreement, any of the following transactions shall constitute a "Transaction":

          i. the sale, outside of the ordinary course of business, of the Company or any of its assets, securities, or business by means of a merger, consolidation, joint venture, exchange offer or purchase or sale of stock or assets, or any transaction resulting in any change of control of the Company or its assets or business; or

          ii. the purchase by the Company, outside of the ordinary course of business, of another company or any of its assets, securities or business by means of a merger, consolidation, joint venture, exchange offer or purchase or sale of stock or assets.

     (d) THIRD-PARTY DEBT PLACEMENTS. In the event Spartan is involved in originating a debt facility, inclusive of revolving credit facilities, lines of credit, term loans, rediscounted credit facilities, senior and junior loans, whether collateralized or unsecured, etc., (the "Credit Facility") with a bank or other institutional lender (the "Lending Source"), the Company will pay Spartan a fee of two percent (2%) of the maximum amount of the Credit Facility. In the event Spartan is involved in arranging an increase in a Credit Facility, the

          Company will pay Spartan a fee of two percent (2%) of the increase from the maximum amount of the existing Credit Facility to the maximum amount of the new Credit Facility.

     (e) EQUITY PLACEMENTS AND UNDERWRITINGS ("EQUITY FINANCING TRANSACTION"). The Company shall grant Spartan a right of first refusal (i) to act as Placement Agent for any private offering of the Company's securities; and (ii) to act as underwriter in any public offering of the Company's securities, except where such private equity placements originate from company officers and directors themselves. A fee with respect to any sale or distribution of securities arising from this engagement will be paid as follows:

          i. Private Placement of Equity (or securities convertible into equity)

               Transaction Fee            Ten  percent  (10%) of gross  proceeds
                                          raised in the placement or placements

               Warrant Coverage           Amount equal to twenty  percent  (20%)
                                          of the  offering.  Warrants  shall  be
                                          priced at 100% of the  closing  market
                                          price   the   closing   day   of   the
                                          transaction.

               Non-Accountable Expense    Two percent (2%) of gross proceeds
               Allowance

          ii.  Public Offering of equity

               Transaction Fee            Seven  percent (7%) of gross  proceeds
                                          raised in the placement or placements

               Warrant Coverage           Amount  equal to ten percent  (10%) of
                                          the   offering.   Warrants   shall  be
                                          priced at 100% of the  closing  market
                                          price   the   closing   day   of   the
                                          transaction.

               Non-Accountable Expense    Two percent (2%) of gross proceeds
               Allowance

          All Warrants shall expire three (3) years from the date of issuance and shall have "piggy back" and demand registration rights and, anti-dilution provisions on any forward splits or single material increases of ten (10) percent or more of the common stock, acceptable to Spartan. In lieu of paying the Shares Purchase Price in cash, Spartan may, at its option, deliver to the Company for cancellation shares of common stock or other outstanding securities of the Company convertible into the Company's common stock (including rights represented by this Warrant) that have a value equal to the Shares Purchase Price. The determination of value shall be made by agreement between the Holder and the Company, but, failing such agreement, by reference to the trading price of the Company's common stock on the date of exercise. The Shares Purchase Price may also be paid, at Holder's option, by the Holder canceling any indebtedness of the Company to the Holder.

     (f) FAIRNESS OPINIONS, VALUATIONS AND OTHER SERVICES. Fees and expenses payable to Spartan with regard to fairness opinions, valuations and services not specifically set forth herein will be determined by mutual agreement in writing at such time as the nature and terms of such transactions are determined.

5. PAYMENT OF FEES. All fees to be paid pursuant to this Agreement are due and payable to Spartan in cash and net of all applicable withholding and/or similar taxes at the closing or closings of any transaction as specified in Paragraph 3 hereof. The Company hereby irrevocably authorizes and instructs third-party funding sources, including Lending Sources and private equity groups, (the "Funding Sources"), to pay directly to Spartan cash sums provided for in Paragraph 4 above and further authorizes Spartan to notify the Funding Sources of this provision and the terms of this Agreement for purposes of this provision and payment of the sums due under Paragraph 4 of this Agreement. The Company agrees that Spartan is a direct beneficiary of any eventual financing agreement between the Company and the Funding Sources. The Company hereby expressly agrees that in the event any dispute or disagreement arises with respect to the payment to Spartan of the sums due under Paragraph 4 of this Agreement, including any dispute regarding the amount due Spartan under this Agreement, that the Financing Sources shall immediately place all disputed sums in an interest bearing Escrow account pending resolution of the dispute. The Company hereby irrevocably authorizes and instructs the Funding Sources to escrow such disputed sums. The Company further agrees that any sums due under this Agreement which are not in dispute shall not be escrowed, but shall be paid upon closing to Spartan by the Funding Sources as provided for under the terms of this Agreement.

6. CONTINUING OBLIGATION. In the event that this Agreement shall not be renewed or if terminated for any reason notwithstanding any such renewal or termination, Spartan shall be entitled to a full fee as provided under Paragraph 4 hereof, for any transaction for which the discussions were initiated during the Term of this Agreement and which is consummated within a period of twelve (12) months after non-renewal or termination of this Agreement.

7. EXPENSE REIMBURSEMENT. In addition to the compensation payable hereunder, and regardless whether any transaction set forth in Paragraphs 3 or 4 hereof is proposed or consummated, the Company shall reimburse Spartan for all fees and disbursements of Spartan's counsel and Spartan's travel and out-of-pocket expenses incurred in connection with the services performed by Spartan pursuant to this Agreement, including without limitation, hotel, food and associated expenses, telephone calls and legal expenses. Said expenses shall not exceed $50 in any 30-day period of the term unless approved in writing by an officer or director of the Company.

8. DEFAULT BY THE COMPANY. In the event that the Company fails to pay the retainer set forth in Paragraph 4 (c) hereof for any month by the end of such month, Spartan may at any time prior to the payment in full of any such monthly payment, demand payment of all or any portion of the past due monthly retainers in Common Stock of the Company valued at one-half (1/2) the fair market value thereof determined on the date such demand is made by Spartan on the Company. Fair market value shall be determined as follows:
     (i) if the Common Stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the fair market value shall be the closing inside bid price of the Common Stock as quoted on NASDAQ; (ii) if the Common Stock is traded in the over the counter market, but not quoted on NASDAQ, the fair market value shall be the average closing bid price of the Common Stock; (iii) if the Common Stock is publicly traded in any market other than NASDAQ, the fair market value shall be the closing bid price of the Common Stock; (iv) if the Common Stock is not publicly traded, but the Company has concluded a private placement of shares of Common Stock within the past 24 months, the fair market value shall be based upon the gross sales price of shares of Common Stock in the last such private placement. In the event that Spartan makes such a demand for payment in Common Stock, then the Company shall either make all past due payments to Spartan within five (5) days of receipt of such notice or promptly shall deliver restricted shares of its Common Stock to Spartan in payment of such retainer obligations. Spartan agrees that any Common Stock so received will be purchased for investment purposes only and not with a view to distribution.

9. NON-PERFORMANCE BY SPARTAN. If Spartan fails to raise at least $250,000 net for AdZone within 125 days, this contract may be cancelled by AdZone with no further payments or compensation due Spartan.

10. CONFIDENTIALITY. The Company acknowledges that all opinions and advice (written or oral) given by Spartan to the Company in connection with Spartan's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Spartan to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Spartan, or use Spartan's name in any annual reports or any other reports or releases of the Company without Spartan's prior written consent.

11. INDEPENDENT CONTRACTOR. The Company acknowledges that Spartan is in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Spartan in conducting such business with respect to others, or in rendering such advice to others. Spartan shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Spartan shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

12. RELIANCE. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Spartan will use and rely on data, material and other information furnished to Spartan by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Spartan may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

13. NOTICES. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or
     (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:

     If to the Company, to:                 Adzone Research, Inc.
                                            4062-80 Grummen Blvd.
                                            Suite 201
                                            Calverton, NY  11933
                                            Attention: Mr. Charles Cardona
                                            Title: Chief Executive Officer

     If to Spartan, to:                     Spartan Securities Group, Ltd.
                                            405 Central Avenue
                                            Suite 202
                                            St. Petersburg, Florida 33701
                                            Attention: Micah Eldred
                                            Title: Senior Managing Partner

14. INDEMNIFICATION. Spartan and the Company have entered into a separate letter agreement dated the date hereof (the "Indemnity Letter"), providing for the indemnification of Spartan by the Company in connection with Spartan's engagement hereunder.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

16. ASSIGNABILITY AND MODIFICATION. This Agreement is not assignable and cannot be modified or changed, nor can any of its provisions be waived, except by the mutual agreement in writing of all parties.

          CHOICE OF LAWAND VENUE

              This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the state of the defendant including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any legal action brought by the Company against the Consultant shall be brought in the State of Florida, County of Hillsbourgh and any action brought by the Consultant against the Company shall be in the State of New York, County of Suffolk.

17. SEVERABILITY. Each paragraph, term or provision of this Agreement shall be considered severable and if, for any reason, any paragraph, term or provision is determined to be invalid or contrary to any existing or future law or regulation, such will not impair the operation, or effect the remaining portions, of this Agreement.

18. DISPUTE RESOLUTION. The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be submitted to a nationally recognized arbitration association, such as J.A.M.S./Endispute or the American Arbitration Association, for final binding arbitration, which shall be conducted by a single arbitrator (the "Arbitrator") in Tampa, Florida, pursuant to J.A.M.S./Endispute's Arbitration Rules (the "Rules"). Notwithstanding anything to the contrary contained in the Rules, the Arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.

     If any party shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one (1) year after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. Arbitrator may award the prevailing party its costs for the arbitration proceeding; including its reasonable attorneys' fees and costs. The parties agree that the decision and award of the Arbitrator shall be taken, but that such award or decision may be entered as a judgement and enforced in any court having jurisdiction over the party against whom enforcement is sought. Any equitable relief awarded under this paragraph shall be dissolved upon issuance of the Arbitrator's decision and order.

     Notwithstanding the provisions for dispute resolution, in the event of a breach or threatened breach by any party to this Agreement, either party shall be entitled in order to maintain the status quo and pending the outcome of any arbitration pursuant to this Agreement, seek an injunction or similar equitable relief restraining either party, as the case may be, from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed without the necessity of showing that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction listed above for any proceedings under this paragraph. The parties agree that the availability of arbitration in the Agreement shall not be used by any party as grounds for the dismissal of an injunctive action instituted by the other party.

                                   Very truly yours,

                                   SPARTAN  SECURITIES  GROUP, LTD.


                                   By:
                                   Name:  Micah Eldred
                                   Title: Senior Managing Partner


Accepted and Agreed to as of the date first written above:

ADZONE RESEARCH, INC.

By:
Name:    Charles Cardona
Title:   Chief Executive Officer

TO: Spartan Securities Group, Ltd.                             February 14, 2003
    405 Central Avenue, Suite 202
    St. Petersburg, Florida 33701

     In connection with your engagement pursuant to our letter agreement of even date herewith (the "Engagement"), we agree to indemnify and hold harmless Spartan Securities Group, Ltd. ("Spartan" or "you") and its affiliates, the respective directors, officers, partners, agents and employees of Spartan and its affiliates, and each other person, if any, controlling Spartan or any of its affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") (a) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (b) otherwise related to or arising out of the Engagement or your performance thereof, except that this clause (b) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence. If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by you from us in connection with the Engagement. Relative benefits to us, on the one hand, and you, on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Engagement bears to (ii) all fees paid or proposed to be paid to you by us in connection with the Engagement.

     We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding ("Action") referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you . We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom. In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing. If requested by Spartan, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to Spartan.

     If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

     The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This agreement and any other agreements relating to the Engagement shall be under seal, governed by and construed in accordance with the laws of State of Florida, without regard to conflicts of law principles thereof.

                                          Very truly yours,

Accepted and Agreed:

Spartan Securities Group, Ltd.            Client: Adzone Research, Inc.

By:                                       By:
   ----------------------------              ----------------------------
Name:  Micah Eldred                       Name:  Charles Cardona
Title: Senior Managing Partner            Title: Chief Executive Officer